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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: September 22, 2006

                                   uWink, Inc.
             (Exact name of registrant as specified in its charter)

         Utah                       000-29217                  87-0412110
   -----------------                ---------                  ----------
     (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification)


               16106 HART STREET, VAN NUYS, CALIFORNIA       91406
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               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (818) 909 6030

                                 Not Applicable
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT



On September 22, 2006, we entered into an employment agreement with John Kaufman, our Director of Restaurant Operations. Previously, Mr. Kaufman had been a consultant to the Company.

Pursuant to the terms of Mr. Kaufman's employment agreement, the Company will pay Mr. Kaufman an initial base salary of $120,000. Mr. Kaufman will also be eligible for an annual bonus of up to 50% of his base salary upon successfully achieving certain goals as specified by Company management. Up to $50,000 of any annual bonus payable to Mr. Kaufman may be paid in shares of Company common stock in lieu of cash, at the option of the Company.

Mr. Kaufman will be granted options to purchase 400,000 shares of Company common stock at an exercise price of equal to the closing price of the Company's common stock on September 22, 2006. 50,000 of these options will vest in a lump sum after 3 months. The remaining 350,000 options will vest over a thirty-six month period, with the initial one-sixth vesting after six months.

Mr. Kaufman's employment is at will. Mr. Kaufman's employment agreement may be terminated by either party with or without cause at any time upon thirty (30) days prior written notice. If the agreement is terminated by the Company without Cause or by Mr. Kaufman for Good Reason, Mr. Kaufman will be entitled to receive a severance payment equal to one month of base salary for every 2 months worked, up to a maximum of 12 months' base salary, as well as a pro rata portion of the annual bonus for the year of termination. A pro rata portion of stock options for the year terminated shall also vest upon such termination.

"Cause" is defined as (i) an action or omission which constitutes a material breach of, or material failure or refusal to perform his duties, (ii) fraud, embezzlement or misappropriation of funds, or (iii) a conviction of any crime which involves dishonesty or a breach of trust or involves the Company or its executives.

"Good Reason" is defined as (i) a reduction by the Company in Mr. Kaufman's base salary to a rate less than the initial base salary rate; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Mr. Kaufman is covered, and which materially adversely affects Mr. Kaufman; (iii) the Company requiring Mr. Kaufman to be based anywhere other than the Company's headquarters or the relocation of the Company's headquarters more than 20 miles from its location, except for required travel on the Company's business; (iv) the assignment to Mr. Kaufman of any duties or responsibilities which are materially inconsistent with his status or position as a member of the Company's executive management group; or (v) Mr. Kaufman's good faith and reasonable determination, after consultation with nationally-recognized counsel, that he is being unduly pressured or required by the board of directors or a senior executive of the Company to directly or indirectly engage in criminal activity.

There are no family relationships between Mr. Kaufman and any of the Company's directors or officers.

Section 9 - Financial Statements and Exhibits

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibit 10.1 Employment Agreement, dated September 22, 2006, between the Company and John Kaufman




                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 27, 2006                    uWink, Inc.
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                                             By: /s/ PETER WILKNISS
                                                 -----------------------
                                                 Peter Wilkniss
                                                 Chief Financial Officer